EXHIBIT 32.2
July 28, 2026
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lazard, Inc. (the “Registrant”) hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Tracy Farr
Tracy Farr
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.